                                                                     EXHIBIT 1.1


                              4,000,000 SHARES/1/

                            PS BUSINESS PARKS, INC.


                                  COMMON STOCK



                             UNDERWRITING AGREEMENT
                             ----------------------



                                                   May 20, 1998



BancAmerica Robertson Stephens
555 California Street
Suite 2600
San Francisco, California  94104

Ladies/Gentlemen:

     PS Business Parks, Inc., a California corporation (the "Company"), and PS Business Parks, L.P., a California limited partnership (the "Operating Partnership", and together with the Company, the "Primary Entities"), hereby confirm their respective agreements with BancAmerica Robertson Stephens (the "Underwriter") as follows. Capitalized terms used but not otherwise defined herein shall have the meanings given to those terms in the Registration Statement. The term "subsidiary" means a corporation or a partnership a majority of the outstanding voting stock or partnership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or the Operating Partnership, as the case may be, or by one or more other subsidiaries of the Company or the Operating Partnership.

     1.   Description of Shares.  The Company proposes to issue and sell
          ---------------------
4,000,000 shares of its authorized and unissued Common Stock, $.01 par value per share (the "Firm Shares"), to the Underwriter. The Company also proposes to grant to the Underwriter an option to purchase up to 600,000 additional shares of the Company's Common Stock, $.01 par value per share (the "Option Shares"), as provided in Section 7 hereof. As used in this Agreement, the term "Shares" shall include the Firm Shares and the Option Shares. All shares of Common Stock, $.01 par value per share of the Company





--------------------
/1/ Plus an option to purchase up to 600,000 additional shares from the Company to cover over-allotments.

to be outstanding after giving effect to the sales contemplated hereby, including the Shares, are hereinafter referred to as "Common Stock."

     2.   Representations, Warranties and Agreements of the Primary Entities.
          ------------------------------------------------------------------

     Each of the Primary Entities jointly and severally represents and warrants to and agrees with the Underwriter that:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") (i) a registration statement on Form S-3 (File No. 333-50463) covering the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 424 and Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such amendments thereto as may have been required. Such registration statement (as amended, if applicable) has been declared effective by the Commission. Such registration statement and the prospectus constituting a part thereof and each prospectus supplement (the "Prospectus Supplement") relating to the offering of Shares pursuant to Rule 415 of the 1933 Act Regulations (the "Prospectus"), including all documents incorporated therein by reference and as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are collectively referred to herein as the "Registration Statement"; provided, that, if any revised prospectus shall be provided to the Underwriter by the Company for use in connection with the offering of Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Underwriter for such use; provided, further, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus, and be part of the Prospectus and the Registration Statement, only with respect to the offering of Shares to which it relates. Any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in a registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations and/or any term sheet as contemplated by Rule 434 of the 1933 Act Regulations (a "Term Sheet"), if any, shall be deemed to be part of the Prospectus. Except as otherwise provided, all references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated," "described," or "disclosed" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference into the Registration Statement or the Prospectus, as the case may be, and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference into the Registration Statement or the Prospectus, as the case may be. The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the 1933 Act.

          (b) The Registration Statement and the Prospectus, at the time the Registration Statement became effective, and at the Closing Time and any later date on which Option Shares are to be purchased, (i) contained and will contain all material information required to be included therein by the 1933 Act and 1933 Act Regulations, and (ii) complied with and will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.
The Registration Statement, at the time the Registration Statement became effective, did not, and as of the Closing Time and any later date on which Option Shares are to be purchased, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the Closing Time and any later date on which Option Shares are to be purchased, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus delivered to the Underwriter for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (c) Each preliminary prospectus, Prospectus, preliminary prospectus supplement and Prospectus Supplement, which preliminary prospectus, Prospectus, preliminary prospectus supplement or Prospectus Supplement relates to the applicable Shares, filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act Regulations, or any Term Sheet filed pursuant to Rule 434 of the 1933 Act Regulations, complied or will comply when so filed with the 1933 Act and the 1933 Act Regulations in all material respects.

          (d) The documents incorporated or deemed to be incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act (the "Incorporated Documents"), at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and, as of the Closing Time and any later date on which Option Shares are to be purchased, or during the period specified in Section 4(f), did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) Ernst & Young LLP, the accounting firm that audited the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and Prospectus, are, and during the periods covered by such reports were, independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (f) The financial statements (including the notes and schedules thereto) included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the results of their operations for the respective periods specified; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information included or incorporated therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements included in, or incorporated by reference into, the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. The summary and selected financial data included in, or incorporated by reference in, the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data have been presented on a basis consistent with the financial statements so set forth in the Prospectus and other financial information. Pro forma financial information included in or incorporated by reference into the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the 1933 Act, the 1933 Act Regulations and guidelines of the American Institute of Certified Public Accountants (the "AICPA") with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified. All financial statements that are required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be included in, or incorporated by reference into the Registration Statement and the Prospectus are included in, or incorporated by reference, into the Registration Statement and the Prospectus.

          (g) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Primary Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or to the knowledge of the Primary Entities, threatened by the Commission or by the state securities authority of any jurisdiction.

          (h) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein,
(A) there has been no material adverse change in the financial condition, or in the earnings, assets, business affairs or business prospects of the Primary Entities or any subsidiary of the Company (the Primary Entities, such subsidiaries or any entity through which the Primary Entities own a joint venture interest in any property being sometimes hereinafter collectively referred to as the "Transaction Entities" and individually as a "Transaction Entity"), or any property in which either of the Primary Entities directly or indirectly owns an interest (a "Facility"), whether or not arising in the ordinary course of business, which would be material to the Transaction Entities, considered as one enterprise (any such adverse change which would be material to the Transaction Entities, considered as one enterprise, being hereinafter referred to as a "Material Adverse Change"); (B) no material casualty loss or condemnation or other adverse event with respect to any of the Facilities has occurred; (C) there have been no material transactions or acquisitions entered into by the Transaction Entities, other than those in the ordinary course of business; (D) none of the Transaction Entities has incurred any material obligation or liability, direct, contingent or otherwise; (E) there has been no material change in the short-term debt or long-term debt of the Transaction Entities; (F) except for regular quarterly distributions on Common Stock in amounts per share described in the regular quarterly distributions on Common Stock in amounts per share described in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company, on any class of its capital shares; and (G) there has been no change in the capital shares of the Company or partnership interests in the Operating Partnership (the "Units").

          (i) The Company has been duly organized and is validly existing as a corporation in good standing under and by virtue of the laws of the State of California, with power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage, as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the other Company Documents (as hereinafter defined) to which it is a party; and the Company is duly qualified or registered to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. Other than the Operating Partnership, none of the subsidiaries of the Company is a "significant subsidiary", as such term is defined in Rule 405 of the 1933 Act Regulations. The Company owns no direct or indirect equity interest in any entity other than the Transaction Entities and in PSCC, Inc.

          (j) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of the State of California, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage, in each case as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the other Company Documents to which it is a party. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. The Company is the sole general partner of the Operating Partnership. The Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the "Operating Partnership Agreement") is in full force and effect in the form, in which it was incorporated by reference as an exhibit in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "10-K"), and the aggregate percentage interests of the general partner and the limited partners in the Operating Partnership are as set forth therein.

          (k) Each of the subsidiaries has been duly organized and is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under and by virtue of the laws of its state of organization with the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage, and to enter into and perform its obligations under the Company Documents to which it is a party, if any. Each of the subsidiaries is duly qualified or registered as a foreign corporation, limited partnership or other legal entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of a property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. All of the issued and outstanding capital stock, units of limited partnership or other equity interest, as the case may be, of each of the subsidiaries is duly authorized, validly issued, fully paid and, in the case of capital stock, nonassessable, and has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and, except as disclosed in the Prospectus, the capital stock, units of limited partnership or other equity interest, as the case may be, are owned by the Company or its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, restriction or equities. No shares of capital stock, units of limited partnership or other equity interest, as the case may be, of any of the subsidiaries are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock, units of limited partnership or other equity interest, as the case may be, of any subsidiary and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock, units of limited partnership or other equity interest, as the case may be, or any other securities of such subsidiary, except as disclosed in the Prospectus.

          (l) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued capital stock of the Company has been duly authorized and is validly issued, fully paid and, non-assessable and has been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws) and conforms to the description thereof contained in the Prospectus. Except for Common Stock issuable upon the exercise of options granted under the Company's 1997 Stock Option and Incentive Plan (the "Option Plan"), upon exchange of interests in the Operating Partnership or as described in the Prospectus, no capital stock of the Company is reserved for any purpose, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company, no options, rights or warrants to purchase or to subscribe for such capital stock or any other securities of the Company and no outstanding preemptive rights, rights of first refusal or co-sale, registration or similar rights with respect to capital stock of the Company which have not been waived pursuant to binding agreements in connection with the offering and sale of the Shares hereunder.

          (m) The Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement, and when issued and, delivered by the Company pursuant to this Agreement against payment of the consideration therefor, will be validly issued, fully paid and non-assessable. Upon payment of the purchase price and delivery of the Shares in accordance herewith, the Underwriter will receive the Shares, free and clear of all security interests and liens. The terms of such Shares conform in substance to all statements and descriptions related thereto contained in the Prospectus. The form of share certificates to be used to evidence such applicable Shares will be in due and proper form and will comply, with all applicable legal requirements. The issuance of such Shares is not subject to any preemptive or other similar rights.

          (n) All the issued and outstanding Units have been duly authorized and are validly issued and fully paid and have been offered and sold or exchanged in compliance with all applicable laws (including without limitation federal and state securities laws). Except (i) pursuant to the Option Plan or (ii) as described in the Prospectus, there are no outstanding securities convertible or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units.

          (o) The shares of Common Stock issuable upon exchange of any of the outstanding Units are duly and validly authorized by all necessary action and such shares, when issued upon such exchange, will be duly and validly issued, fully paid and non-assessable, and the issuance of such shares upon such exchange will not be subject to preemptive or other similar rights; the shares of Common Stock so issuable conform in all material respects to all statements relating thereto contained in the Prospectus.

          (p) None of the Transaction Entities is, and at the Closing Time and any later date on which Option Shares are to be issued, none of the Transaction Entities will be, in violation of its articles of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership or other governing documents, as the case may be, and none of the Transaction Entities is, and at the Closing Time and any later date on which Option Shares are to be issued none of the Transaction Entities will be, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument or of any applicable law, rule, order, administrative regulation or administrative or court decree, to which such entity is a party or by which such entity may be bound, or to which any of its property or assets or any Facility may be bound or subject, except for such violations and defaults that would not, individually or in the aggregate, result in a Material Adverse Change.

          (q) (i) This Agreement has been duly and validly authorized, executed and delivered by each of the Primary Entities and is a valid and binding agreement of each of the Primary Entities, enforceable against the Primary Entities in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and
(B) general principles of equity; (ii) at the Closing Time and any later date on which Option Shares are to be issued, this Agreement will have been duly and validly authorized, executed and delivered by the Company, and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as such enforceability may be subject to
(A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) each agreement filed pursuant to Item 601(b)(10) of Regulation S-K as an exhibit to the Registration Statement and the 10-K, or any report filed subsequently by the Company which is incorporated by reference into the Registration Statement (each a "Material Agreement") has been duly and validly authorized, executed and delivered by the Transaction Entities which are parties thereto and is a valid and binding agreement, enforceable against the Transaction Entities which are parties thereto in accordance with its terms except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors' rights generally and (B) general principles of equity. This Agreement, the Operating Partnership Agreement and any Material Agreement are sometimes hereinafter collectively called the "Company Documents".

          (r) The execution and delivery of this Agreement, the Company Documents and the Shares, the performance of the obligations set forth herein or therein and the consummation of the transactions contemplated hereby and thereby or in the Prospectus by the Transaction Entities will not conflict with or constitute a material breach or violation by such parties of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any Facility, or any other property or asset of a Transaction Entity under or pursuant to, (i) any of the other Company Documents or (ii) any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which any Transaction Entity is a party or by which they, any of them, any of their respective properties or other assets or any Facility may be bound or subject, nor will such action conflict with or constitute a breach or violation by the Transaction Entities of, or default under, (X) articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other governing documents, as the case may be, of any Transaction Entity or (Y) any applicable law, rule, order, administrative regulation or administrative or court decree.

          (s) (i) No labor dispute with employees of either of the Primary Entities exists or is imminent, and (ii) no Primary Entity is aware of any existing or imminent labor disturbance by the employees of any of the Transaction Entities' principal suppliers, manufacturers or contractors, which, in the case of either (i) or (ii), might be expected to result in any Material Adverse Change. No collective bargaining agreement exists with the employees of any of the Primary Entities, and to the best knowledge of either of the Primary Entities, no such agreement is imminent.

          (t) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Primary Entities, after due inquiry, threatened against or affecting any Transaction Entity, Facility or, to the knowledge of the Company, any officer or director of the Company, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or that, if determined adversely to any Transaction Entity, Facility or such officer or trustee, will or could reasonably be expected to result in a Material Adverse Change or to prevent the transaction contemplated hereby. There are no pending legal or governmental proceedings to which any Transaction Entity is a party or of which they or any of their respective properties or assets or any Facility is the subject, including ordinary routine litigation incidental to the business, that, considered in the aggregate, could reasonably be expected to result in a Material Adverse Change. There are no contracts or documents of any Transaction Entity which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations, which have not been so filed, or which are required to be incorporated by reference into the Prospectus by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations which have not been so incorporated.

          (u) At all times since its taxable year ended December 31, 1990, the Company (including as a result of its investments in the Operating Partnership) has been, and upon the sale of the Shares the Company will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to continue to meet the requirements for taxation as real estate investment trust under the Code.

          (v) Each of the Transaction Entities has filed all federal, state, local and foregoing income tax returns which have been required to be filed and has paid all taxes required to be paid any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Change.

          (w) At all times since its formation, the Operating Partnership has been, and upon the sale of the Shares will continue to be, classified as a partnership for Federal income tax purposes.

          (x) None of the Transaction Entities is, and at the Closing Time none of the Transaction Entities will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (y) None of the Transaction Entities is, and at the Closing Time none of the Transaction Entities will be required to own or possess or to obtain the consent of any holder of any trademarks, service marks, trade names or copyrights not now lawfully owned or possessed in order to conduct the business proposed to be operated by the Transaction Entities.

          (z) No authorization, approval, consent or order of any court or governmental authority or agency or other entity or person is necessary in connection with the offering, issuance or sale of the applicable shares hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities, real estate syndication or blue sky laws, or the listing requirements of The American Stock Exchange ("AMEX") or such as have been received.

          (aa) Each of the Transaction Entities possesses, and at the Closing Time will possess, such certificates, authorizations or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, or proposed to be conducted by it, except for such certificates, authorizations and permits, the failure to obtain, maintain or possess which by any of the Transaction Entities would not result in a Material Adverse Change, and none of the Transaction Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

          (bb) Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the

Registration Statement that have not been waived in connection with the offering and sale of the Shares pursuant to this Agreement.

          (cc) The outstanding shares of Common Stock are listed on AMEX and the Shares will be listed on AMEX, subject to official notice of issuance.

          (dd) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from AMEX, nor has the Company received any notification that the Commission or AMEX is contemplating terminating such registration or listing.

          (ee) The Company has not distributed and will not distribute prior to the later of (i) the Closing Time or any later date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

          (ff) Neither the Company nor any of its subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (gg) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares in violation of the 1933 Act or 1933 Act Regulations.

          (hh) Public Storage, Inc., a California corporation ("PSI"), and each executive officer of the Company have agreed in writing that such person will not, for a period of 90 days from the date of this Agreement (the "Lock-up Period"), directly or indirectly offer, sell, contract to sell, grant any option to purchase, pledge or otherwise dispose of or transfer (collectively, a "Disposition") any shares of Common Stock or Units, any options or warrants to purchase any shares of Common Stock or Units or any securities convertible into or exchangeable for shares of Common Stock or Units, or any other securities of the Company or the Operating Partnership (collectively, "Securities") now owned or hereafter acquired directly by such person or which may be deemed to be beneficially owned by the undersigned pursuant to the 1934 Act Regulations. The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which PSI and the Company's executive officers have agreed to such or similar restrictions (the "Lock-up Agreements") presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other parties from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of the Underwriter.

          (ii) (i) At the Closing Time and any later date on which Option Shares are to be issued, the Company, the Operating Partnership, one of the other Transaction Entities will have good and marketable title (or, with respect to any Facilities located in Texas, good and indefeasible fee simple title, or such substantially equivalent quality of title as provided by the applicable title insurance policy) to each of the Facilities and all other items of real property (and improvements therein), in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those (A) referred to in the Registration Statement or described in any Incorporated Documents or (B) which are not material in amount; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Facilities and the assets of any Transaction Entity which are required to be disclosed in the Prospectus are disclosed therein; (iii) except as otherwise described in the Prospectus, neither Primary Entity is, and, to the best knowledge of the Primary Entities, no Transaction Entity is, in default under (A) any space or ground leases (as lessor or lessee, as the case may be) relating to the Facilities, or
(B) any of the mortgage or other security documents or other agreements encumbering or otherwise recorded against the Facilities, and no Primary Entity knows, after due inquiry, of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements; (iv) each of the Facilities complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Facilities); and (v) no Primary Entity has knowledge of, after due inquiry, any pending or threatened condemnation proceeding, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Facilities, except in each case for such matters as could not, individually or in the aggregate, result in a Material Adverse Change to the Company, the Operating Partnership or the respective Transaction Entity, as the case may be.

          (jj) Each of the Facilities has property, title, casualty and liability insurance in favor of either the Company, the Operating Partnership, or one of the

Transaction Entities with respect to the Facilities by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, provided, that with respect to certain Facilities, title insurance is held by PSI or an affiliate of PSI under policies the benefits of which have been assigned to the Company or the Operating Partnership pursuant to a binding agreement, or PSI has indemnified the Company, the Operating Partnership or the respective Transfer Entity against material defects in title to the Facilities pursuant to a binding agreement; and none of the Company, the Operating Partnership, or the other Transaction Entities has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not result in a Material Adverse Change, except as described in or contemplated by the Registration Statement and the Prospectus.

          (kk) Except as disclosed in the Prospectus, and, except for activities, conditions, circumstances or matters that (1) do not have a material adverse effect on the business, financial condition or operations of the Transaction Entities, or (2) as to which the Transaction Entities have been indemnified by PSI or another creditworthy entity: (i) the Company and the Operating Partnership are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approval and other authorizations issued pursuant to Environmental Laws; (ii) none of the Transaction Entities has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Facility or any developed or undeveloped land held by a Transaction Entity ("Land"), and no condition exists on, in or under any Facility or Land that could result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below) under any Environmental Law; (iii) none of the Transaction Entities has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Facility or Land;
(iv) none of the Transaction Entities has knowledge of, after due inquiry, or has received any written notice from any Governmental Authority (as defined below) or other person claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment or, in, under or from any Facility or Land; and (v) no Facility or Land is included or, to the knowledge of the Primary Entities, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation and Liability Information System database maintained by the EPA and neither of the Primary Entities has knowledge, after due inquiry, that any Facility or Storage Land has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the

Primary Entities, after due inquiry, proposed for inclusion on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

     As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant, hazardous material, or similarly designated materials including, without limitation, oil, petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is identified, regulated, prohibited or limited under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. (S) 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R.
Part 302) as the same may now or hereafter be amended; "Environmental" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S) 9601, et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. (S) 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. (S) 7401, et seq.) the Clean Water Act, as amended (33 U.S.C. (S) 1251, et seq.), the Toxic Substances Control Act, as amended (29 U.S.C. (S)2601 et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. (S) 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.
(S) 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Facility, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, charge, assessment, judgment or other liability in, on or affecting such Facility; and "Release" shall mean any spilling, leaking, dumping, emanating or disposing of any Hazardous Substance in the Environment, including without limitation the abandonment or discard of barrels, containers, tanks (including without limitation underground storage tanks or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar terms, as those terms are defined or used in any Environmental Law.

          (ll) To the best knowledge of the Primary Entities, none of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Facilities was employed for such purpose on a contingent basis or has any substantial interest in any Transaction Entity, and none of them nor any of their directors, officers or employees is connected with any Transaction Entity as a promoter, selling agent, director, officer or employee.

          (mm)  (i) The Company (A) has been subject to the requirements of
Section 12 of the 1934 Act and has filed all materials required of it to be filed pursuant to Section 13 and 14 of the 1934 Act since prior to January 1, 1995; and (B) has filed in a timely manner all reports required of it to be filed with the Commission since January 1, 1997; (ii) none of the Transaction Entities has, since January 1, 1997 (A) failed to pay any dividend or sinking fund installment on preferred stock; or (B) defaulted (1) on any installment or installments on indebtedness or borrowed money, or (2) on any rental on one or more long-termed leases, which defaults in the aggregate were material to the financial position of such entities taken as a whole; (iii) the aggregate market value of the voting Common Stock of the Company held by non-affiliates (as defined in Rule 405 under the 1933 Act) is in excess of $150,000,000.

          (nn) Any certificate signed by any officer or authorized representative of any Primary Entity or any Company Document signed by any officer or authorized representative of any Primary Entity, and delivered to the Underwriter or to counsel of the Underwriter shall be deemed a representation and warranty by such entity or person, as the case may be, to the Underwriter as to the matter covered thereby.

     3.   Purchase, Sale and Delivery of Shares.  On the basis of the
          -------------------------------------
representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company at a purchase price of $23.82 per share, 4,000,000 Firm Shares.

          Delivery of definitive certificates for the Firm Shares to be purchased by the Underwriter pursuant to this Section 3 shall be made against payment of the purchase price therefor by the Underwriter by wire transfer of immediately available funds at the offices of Hale and Dorr LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004 (or at such other place as may be agreed upon by the Underwriter and the Company, at 7:00 A.M., San Francisco time (a) on the third (3rd) full business day following the first day that Shares are traded, (b) if this Agreement is executed and delivered after 1:30 P.M., San Francisco time, the fourth (4th) full business day following the day that this Agreement is executed and delivered or (c) at such other time and date not later than seven (7) full business days following the first day that Shares are traded as the Underwriter and the Company may determine, such time and date of payment and delivery being herein called the "Closing Time." The certificates for the Firm Shares to be so delivered will be made available to you at such office or such other location including, without limitation, in New York City, as you may reasonably request for checking at least one (1) full business day prior to the Closing Time and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to the Closing Time. If the Underwriter so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter.

          The information set forth in the third and last paragraphs on the front cover page (insofar as such information relates to the Underwriter), on the inside front cover concerning stabilization and over-allotment by the Underwriter, and under the third, seventh and eighth paragraphs under the caption "Underwriting" in any preliminary prospectus and in the Prospectus (including the Prospectus Supplement) constitutes the only information furnished by the Underwriter to the Company for inclusion in any preliminary prospectus, the Prospectus or the Registration Statement or any Incorporated Document, and you represent and warrant to the Company that the statements made therein do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4.   Further Agreements of the Company and the Operating Partnership.  Each
          ---------------------------------------------------------------
of the Company and the Operating Partnership covenants with the Underwriter as follows:

          (a) In respect to each offering of the Shares, the Company will prepare a Prospectus Supplement setting forth the number of Shares conveyed thereby and their terms not otherwise specified in the Prospectus pursuant to which the Shares are being offered, the name of the Underwriter and the number of Shares to be purchased, the price at which the Shares are to be purchased by the Underwriter from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, and such other information as the Underwriter and the Company deem appropriate in connection with the offering of the Shares; and the Company will transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b), to the extent and within the period required by Rule 424(b) under the 1933 Act Regulations, and will furnish to the Underwriter as many copies of the Prospectus (including such Prospectus Supplement) as the Underwriter shall reasonably request.

          (b) If, at the time the preliminary prospectus supplement was filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations, any information shall have been omitted therefrom, then the Company will immediately prepare, and file or transmit for filing with the Commission in accordance with Rule 424(b) under the 1933 Act Regulations, a copy of a final Prospectus Supplement, containing all information so omitted.

          (c) For a period of three months following any sale of Shares, the Company will notify the Underwriter immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus to be filed pursuant to the 1933 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or of additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and the Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (d) If at any time after the effective date of the Registration Statement when a prospectus relating to the Shares is required to be delivered under the 1933 Act or the 1934 Act, any event relating to or affecting the Company occurs as a result of which the Prospectus would include an untrue statement of a material fact, or omit to state fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act or the 1934 Act, the Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise, will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing and, unless required by law, will not file or use any such amendment or supplement or other documents in a form to which the Underwriter or counsel for the Underwriter shall reasonably object; and in case the Underwriter is required to deliver a prospectus relating to the Shares nine (9) months or more after the effective date of the Registration Statement, the Company upon the request of the Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the 1933 Act.

          (e) The Company will, to the extent it has not already done so, deliver to the Underwriter as soon as possible one signed copy of the Registration Statement as originally filed and of each amendment (with respect to documents filed pursuant to the 1934 Act, conformed copies will suffice) thereto (including conformed copies of exhibits filed therewith or incorporated by reference therein) and will also deliver to the Underwriter as many conformed copies of the Registration Statement as originally filed and of each amendment thereto or to the Prospectus, including Incorporated Documents, as the Underwriter may reasonably request.

          (f) The Company will furnish the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (g) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel to the Underwriter, to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder or to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriter) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

          (h) The Company will endeavor, in cooperation with the Underwriter, to qualify or register the Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions as the Underwriter may reasonably designate. In each jurisdiction in which the Shares have been so qualified or registered, the Company will file such statement and reports as may be required by the laws of such jurisdiction to continue such qualification or registration in effect for so long as may be required for the distribution of the Shares.

          (i) With respect to each sale of Shares, the Company will make generally available to its securityholders as soon as practicable, but not later than 60 days after the close of the period covered thereby (ninety (90) days in the event that the close of such period is the close of the Company's fiscal year), an earning statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (j) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus Supplement under "Use of Proceeds."

          (k) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (l) The Company will use its best efforts to maintain the listing of the Common Shares on AMEX or The New York Stock Exchange.

          (m) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company or the Operating Partnership to perform any agreement on their respective parts to be performed hereunder or to fulfill any condition of the Underwriter's obligations hereunder, or if the Underwriter shall terminate this Agreement pursuant to
Section 10(a), the Company will reimburse the Underwriter for all out-of-pocket expenses (including reasonable fees and disbursements of Underwriter's counsel) incurred by the Underwriter in investigating or preparing to market or marketing the Shares.

          (n) If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

          (o) During the Lock-up Period, neither the Company, the Operating Partnership, PSI nor any executive officer of the Company will, without the prior written consent of the Underwriter, effect the Disposition of, directly or indirectly, any Securities other than the sale of the Firm Shares and the Option Shares hereunder, the Company's issuance of options or Common Stock under the Option Plan or in connection with the acquisition of real property in the ordinary course of business.

          (p) The Company will use its best efforts to continue to meet the requirement to qualify as a "real estate investment trust" under the Code.

          (q) During the period from the Closing Time until five years after the Closing Time, the Company will deliver to the Underwriter, (i) promptly upon their being mailed or filed, copies of all current, regular and periodic reports of the Company mailed to its shareholders or filed with any securities exchange or with the Commission's functions, and (ii) such other information concerning the Company and its subsidiaries and affiliates as the Underwriter may reasonably request.

     5.   Expenses.
          --------

               (a) The Primary Entities agree with the Underwriter that:

                   (i) The Company will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), preliminary prospectuses and the Prospectus and the Incorporated Documents and any amendments or supplements thereto; the printing of this Agreement; the issuance and delivery of the Shares hereunder to the Underwriter, including transfer taxes, if any, the cost of all certificates representing the Shares and transfer agents' and registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of furnishing to the Underwriter copies of the Registration Statement (including appropriate exhibits), preliminary prospectus and the Prospectus and the Incorporated Documents, and any amendments or supplements to any of the foregoing; National Association of Securities Dealers, Inc. ("NASD") filing fees and the cost of qualifying the Shares under the laws of such jurisdictions as you may designate (including filing fees and fees and disbursements of Underwriter's counsel in connection with such NASD filings and Blue Sky qualifications); and all other expenses directly incurred by the Primary Entities in connection with the performance of their obligations hereunder.

          (ii) In addition to its other obligations under Section 8(a) hereof, the Primary Entities agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in
Section 8(a) hereof, they will jointly and severally reimburse the Underwriter on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company and the Operating Partnership to reimburse the Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter shall promptly return such payment to the Company and the Operating Partnership together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriter within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

          (b) In addition to its other obligations under Section 8(b) hereof, the Underwriter agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(b) hereof, it will reimburse the Company and the Operating Partnership on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriter's obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company and the Operating Partnership shall promptly return such payment to the Underwriter together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company and the Operating Partnership within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

          (c) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 5(a)(ii) and 5(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 5(a)(ii) and 5(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 8(a) and 8(b) hereof or the obligation to contribute to expenses which is created by the provisions of Section 8(a) hereof.

     6.   Conditions of Underwriter's Obligations.  The obligations of the
          ---------------------------------------
Underwriter to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Time and any later date on which Option Shares are to be purchased, as the case may be, of the representations and warranties of the Primary Entities herein, to the performance by the Primary Entities of their respective obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission or the state securities authority of any jurisdiction, and any request of the Commission or such authority for additional information (to be included in the Registration Statement or the Prospectus or any Incorporated Document or otherwise) shall have been complied with to the satisfaction of Underwriter's counsel.

          (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriter's counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, or any later date on which Option Shares are to be purchased, as the case may be, there shall not have been any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Transaction Entities considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

          (d) You shall have received as of the Closing Time and on any later date on which Option Shares are to be purchased, as the case may be, the following opinion of David Goldberg, Esq., counsel for the Company and the Operating Partnership, dated the Closing Time or such later date on which Option Shares are to be purchased, addressed to the Underwriter, to the effect that:

              (i) The Company has been duly organized and is validly existing as a corporation in good standing under and by virtue of the laws of the State of California. The Company has the corporate power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage, as described in the Registration Statement and the Prospectus, and to sell and deliver to the Underwriter the shares to be sold by it hereunder. The Company is duly qualified or registered to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Transaction Entities.

              (ii) The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of the State of California. The Operating Partnership has all requisite partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage, as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not result in a Material Adverse Change. The Company is the sole general partner of the Operating Partnership. All the issued and outstanding Units have been duly authorized and are validly issued and fully paid and, to such counsel's knowledge after due inquiry, have been offered and sold in compliance with all applicable laws of the United States. To such counsel's knowledge, no Units of the Operating Partnership are reserved for any purpose, there are no outstanding securities convertible into or exchangeable for any

Units of the Operating Partnership, and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units for any other securities of the Operating Partnership, except as disclosed in the Prospectus.

          (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Description of Common Stock", "Description of Preferred Stock," "Description of the Depositary Shares," "Description of Equity Shares," and "Description of Warrants" (except for subsequent issuances otherwise permitted under this Agreement). The issued and outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right which has not been waived pursuant to a binding agreement in connection with the offering and sale of Shares hereunder.

          (iv) The Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and, to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right.

          (v) This Agreement has been duly authorized by all necessary corporate or partnership action on the part of the Company and the Operating Partnership, as the case may be, and has been duly executed and delivered by each of the Company and the Operating Partnership and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company and the Operating Partnership, enforceable in accordance with its terms, except insofar as indemnification provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

          (vi) The Registration Statement has become effective under the 1933 Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

          (vii) The Registration Statement and the Prospectus, and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and each of the Incorporated Documents (other than the financial statements (including supporting schedules) and the financial data derived therefrom as to which such counsel need express no opinion) complied when filed pursuant to the Exchange Act as to form in all material respects with the requirements of the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations.

          (viii) The information in the Prospectus under the captions "Description of Common Stock", "Description of Preferred Stock, "Description of the Depositary Shares", "Description of Equity Stock" and "Description of Warrants", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions; and the forms of certificates evidencing the Common Stock comply with California law.

          (ix) The descriptions in the Registration Statement and the Prospectus of the articles of incorporation and bylaws of the Company, of the partnership agreement of the Operating Partnership and of statutes are accurate in all material respects and fairly present the information required to be presented by the 1933 Act and the applicable 1933 Act Regulations.

          (x) To such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company or the Operating Partnership is a party of a character required to be described or referred to in the Registration Statement or Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document which are not described or referred to therein or filed as required.

          (xi) The performance of this Agreement and the consummation of the transactions herein contemplated (other than performance of the indemnification obligations hereunder, concerning which no opinion need be expressed) will not
(a) result in any violation of the Company's articles of incorporation or bylaws or the partnership agreement of the Operating Partnership or (b) to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which any of the Transaction Entities is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court, government or governmental agency or body having jurisdiction over any of the Transaction Entities, or over any of their properties or operations;

          (xii) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over any of the Transaction Entities, or over any of their properties or operations is necessary in connection with the consummation by the Primary Entities of the transactions herein contemplated, except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriter.

          (xiii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against any of the Transaction Entities of a character required to be disclosed in the Registration Statement or the Prospectus or any Incorporated Document by the 1933 Act, 1934 Act, 1933 Act Regulations or 1934 Act Regulations, other than those described therein.

          (xiv) To such counsel's knowledge, neither of the Primary Entities is presently (a) in material violation of its articles of incorporation or bylaws or partnership agreement, as the case may be, or (b) in material breach of any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Transaction Entities, or over any of their properties or operations.

          (xv) To such counsel's knowledge, except as set forth in the Registration Statement and Prospectus and any Incorporated Document, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company which have not been waived in connection with the offering and sale of the Shares pursuant to this Agreement, and, except as set forth in the Registration Statement and Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights.

          (xvi) Neither of the Company or the Operating Partnership is required to be registered under the 1940 Act.

          (xvii) The Company satisfies all conditions and requirements for filing the Registration Statement on Form S-3 under the 1933 Act and 1933 Act Regulations.

          (xviii) The Shares have been approved for listing, subject to official notice of issuance, on AMEX.

          (xix) The Operating Partnership is and will be classified as a partnership for Federal income tax purposes.

          In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriter at which the contents of the Registration Statement and the Prospectus and related matters where discussed. On the basis thereof, but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead him to believe that (i) the Registration Statement, at the time such Registration Statement or any amendment thereto became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) the Prospectus or any amendment or supplement thereto, as of its date or at the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included, or incorporated by reference, in the Registration Statement or the Prospectus).

          The opinion in Section 6(d)(xix) above may be based upon representations of the Company and may assume that the Operating Partnership will not constitute a "publicly traded partnership" within the meaning of
Section 7704(b) of the Code.

          In giving its opinion, such counsel may rely, as to all matters of fact, upon certificates and written statements of officers, directors, partners and employees of and accountants for each of the Transaction Entities.

          (e) You shall have received as of the Closing Time and on such later date on which Option Shares are to be purchased the opinion of Hogan & Hartson L.L.P. to the effect that (i) the statements in the discussion in the Prospectus under the caption "Certain Federal Income Tax Considerations", to the extent that they describe matters of law or legal conclusions are correct in all material respects, and (ii) the Company was organized and has operated in conformity with the requirements for qualification and taxation as a "real estate investment trust" under the Code for the taxable year ended December 31, 1997 and the Company's current organization and method of operation as described in the Registration Statement and the Prospectus Supplement and in representations as to certain factual matters made to Hogan & Hartson LLP by the Company in a letter dated as of the Closing Time will enable the Company to continue to satisfy the requirements for qualification as a "real estate investment trust", provided that such counsel's opinion as to this matter may be conditioned upon certain representations as to factual matters made by the Company to such counsel as described therein and upon the opinions given pursuant to Section 6(d) above.

          (f) You shall have received as of the Closing Time and on such later date on which Option Shares are to be purchased, the opinion of Hale and Dorr LLP, counsel for the Underwriter, as to such matters as you and such counsel may mutually agree.

          In giving its opinion, Hale and Dorr LLP may rely, (A) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Transaction Entities, (B) as to the good standing and qualification of the Company to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions, which opinions shall be in form and substance satisfactory to counsel for the Underwriter, and (C) as to all matters governed other than by the laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law or Federal laws, upon the opinions given pursuant to
Section 6(d) above.

          (g) At the Closing Time and any later date that Option Shares are issued, (i) the Registration Statement and the Prospectus shall contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and shall conform to the requirements of the 1933 Act and the 1933 Act Regulations in all material respects; the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of any Primary Entity, after due inquiry, threatened against the Transaction Entities or any Facility which would be required to be set forth in the Prospectus other than as set forth therein;
(iii) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change; (iv) no proceedings shall be pending or to the knowledge of the Primary Entities, after due inquiry, threatened against any Transaction Entity or any Facility before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Change, other than as set forth in the Prospectus; and (v) the Underwriter shall have received a certificate of the President or a Vice President and the chief financial or chief accounting officer (or such officer acting in a similar capacity) of the Company, and as the holder of such office for the sole general partner of the Operating Partnership, dated as of the Closing Time and any later date that Option Shares are to be issued, evidencing compliance with the provisions of this subsection (g) and stating that the representations and warranties in Section 2 hereof are true and correct, with the same force and effect as though expressly made at and as of such date.

          (h) At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that: (i) they are independent public accountants with respect to the Company and the Operating Partnership as required by the 1933 Act and the 1933 Act Regulations; and (ii) stating, as of the date hereof, (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in, or incorporated by reference in, the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to Underwriters in connection with registered public offerings as contemplated in the statement on Auditing Standards No. 72.

          (i) At the Closing Time, and on any later date that Option Shares are to be purchased, the Underwriter shall have received from Ernst & Young LLP a letter, dated the Closing Time or such later date, as the case may be, in form and substance satisfactory to the Underwriter to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to the Closing Time, or such later date, as the case may be.

          (j) At the Closing Time, the Shares shall be approved for listing, subject to official notice of issuance, on AMEX.

          (k) At the Closing Time, and on any later date that Option Shares are to be purchased, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the applicable Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel to the Underwriter.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof.

     7.   Option Shares.
          -------------

          (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters, for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a nontransferable option to purchase up to an aggregate of 600,000 Option
Shares at the purchase price per share for the Firm Shares set forth in Section 3 hereof. Such option may be exercised by the Underwriter on one (1) occasion in whole or in part during the period of thirty (30) days after the date on which the Firm Shares are initially offered to the public, by giving written notice to the Company.

          Delivery of definitive certificates for the Option Shares to be purchased by the several Underwriters pursuant to the exercise of the option granted by this Section 7 shall be made against payment of the purchase price therefor by the Underwriter by wire transfer of immediately available funds. Such delivery and payment shall take place at the offices of Hale and Dorr LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004 or at such other place as may be agreed upon among the Underwriter and the Company (i) on the Closing Time, if written notice of the exercise of such option is received by the Company at least two (2) full business days prior to the Closing Time, or (ii) on a date which shall not be later than the third (3rd) full business day following the date the Company receives written notice of the exercise of such option, if such notice is received by the Company less than two (2) full business days prior to the Closing Time.

          The certificates for the Option Shares to be so delivered will be made available to you at such office or such other location including, without limitation, in New York City, as you may reasonably request for checking at least one (1) full business day prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to such date of payment and delivery. If the Underwriter so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Underwriter.

          (b) Upon exercise of any option provided for in Section 7(a) hereof, the obligations of the Underwriter to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment and delivery for such Option Shares) to the accuracy of and compliance with the representations, warranties and agreements of the Primary Entities herein, to the accuracy of the statements of the Primary Entities, officers of the Company and partners of the Operating Partnership made pursuant to the provisions hereof, to the performance by the Primary Entities of their respective obligations hereunder, to the conditions set forth in Section 6 hereof, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be satisfactory in form and substance to you and to Underwriter's counsel, and you shall have been furnished with all such documents, certificates and opinions as you may request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants or agreements of the Primary Entities or the satisfaction of any of the conditions herein contained.

     8.   Indemnification and Contribution.
          --------------------------------

          (a) The Primary Entities agree jointly and severally to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, to which the Underwriter may become subject (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Schedule E of the Bylaws of the NASD), under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of a Primary Entity herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, including any Incorporated Document, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Primary Entities shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such preliminary prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by the Underwriter, directly or through you, specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this
Section 8(a) with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the 1933 Act and the 1933 Act Regulations, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof.

          The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

          (b) The Underwriter, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company or the Operating Partnership may become subject under the 1933 Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Underwriter herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, including any Incorporated Document, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 8(b) to the extent, but only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, specifically for use in the preparation thereof, and agrees to reimburse the Company and the Operating Partnership for any legal or other expenses reasonably incurred by the Company and the Operating Partnership in connection with investigating or defending any such loss, claim, damage, liability or action.

          The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, the general partner of the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of the 1933 Act or the 1934 Act. This indemnity agreement shall be in addition to any liabilities which the Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 8(a) or 8(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

          (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that, except as set forth in Section 8(e) hereof, the Underwriter is responsible for the portion represented by the percentage that the underwriting discount bears to the public offering price, and the Primary Entities jointly and severally are responsible for the remaining portion, provided, however, that (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Shares purchased by the Underwriter exceeds the amount of damages which the Underwriter was otherwise required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 8(e) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Underwriter, the Company or the Operating Partnership within the meaning of the 1933 Act or the 1934 Act and each officer of the Company who signed the Registration Statement and each director of the Company.

          (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the 1933 Act and the 1934 Act.

     9.   Representations, Warranties, Covenants and Agreements to Survive
          ----------------------------------------------------------------
Delivery.  All representations, warranties, covenants and agreements of the
--------
Primary Entities and the Underwriter herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in
Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter within the meaning of the 1933 Act or the 1934 Act, or by or on behalf of the Primary Entities or any of their officers, directors or controlling persons within the meaning of the 1933 Act or the 1934 Act, and shall survive the delivery of the Shares to the Underwriters hereunder or termination of this Agreement.

     10.  Termination of Agreement.  The Underwriter, shall have the right to
          ------------------------
terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Time or at or prior to any later date on which Option Shares are to be purchased, as the case may be, (a) if either of the Primary Entities shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriter's obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Transaction Entities considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your reasonable judgment, is material and adverse, or
(b) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the AMEX or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or if a banking moratorium shall have been declared by federal, New

York or California authorities, or (c) if either of the Primary Entities shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of either of the Primary Entities regardless of whether or not such loss shall have been insured, or (d) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or
(e) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the reasonable opinion of the Underwriter makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In the event of termination pursuant to subparagraph (a) above, the Primary Entities shall remain obligated to pay costs and expenses pursuant to Sections 4(m), 5 and 8 hereof. Any termination pursuant to any of subparagraphs (b) through (e) above shall be without liability of any party to any other party except as provided in Sections 5 and 8 hereof.

          If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter.

     11.  Notices.  All notices or communications hereunder, except as herein
          -------
otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to you c/o BancAmerica Robertson Stephens, 555 California Street, Suite 2600, San Francisco, California 94104, telecopier number (415) 781-0278, Attention: General Counsel; if sent to the Primary Entities, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2397, telecopier number (818) 548-4288,
Attention: General Counsel.

     12.  Parties.  This Agreement shall inure to the benefit of and be binding
          -------
upon the Underwriter and the Primary Entities and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the 1933 Act or the 1934 Act, officers and directors referred to in Section 8 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No purchaser of any of the Shares from the Underwriter shall be construed a successor or assign by reason merely of such purchase.

     13.  Applicable Law.  This Agreement shall be governed by, and construed in
          --------------
accordance with, the laws of the State of California.

     14.  Counterparts.  This Agreement may be signed in several counterparts,
          ------------
each of which will constitute an original.

          If the foregoing correctly sets forth the understanding among the Primary Entities and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Primary Entities and the Underwriter.

                                 Very truly yours,

                                 PS BUSINESS PARKS, INC.


                                 By /s/ Ronald L. Havner, Jr.
                                    _______________________________________
                                     Ronald L. Havner, Jr.
                                     President and CEO


                                 PS BUSINESS PARKS L.P.

                                 By:  PS BUSINESS PARKS, INC., General Partner


                                      By /s/ Ronald L. Havner, Jr.
                                         __________________________________
                                           Ronald L. Havner, Jr.
                                           President and CEO


Accepted as of the date first above written:

BANCAMERICA ROBERTSON STEPHENS


By /s/ Frank Birnie
   _______________________________
     Authorized Signatory